EXHIBIT 99.1

Transcript of

United States Antimony Corporation

Calendar Year 2023 Financial and Operational Results Conference Call

April 17, 2024

Participants

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Rick Isaak - SVP & Chief Financial Officer, United States Antimony Corporation

Joe Bardswich – Board Member and Co-CEO, United States Antimony Corporation

Presentation

Operator

Greetings. Welcome to the United States Antimony Corporation Calendar Year 2023 Results webcast. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions] Please note this conference is being recorded.

I will now turn the conference over to your host, Gary C. Evans. You may begin.

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Hello. Thank you, operator, and thank all of you for dialing in this afternoon, and we look forward to updating you on the activities at US Antimony. I have with me today Joe Bardswich, who is a Board member and a Co-CEO with me, as well as Rick Isaak, who is our Senior VP and Chief Financial Officer. So there will be three of us today participating in this call from the management and the Board.

Let me first start out by telling everyone you know 2023 was truly a year of transition. To give you a few high points here, we added two new Board members to our corporate board, Mike McManus and Joe Carrabba. We also had four Board members resigned, Russ Lawrence, the former President; Hart Baitis, Tim Hasara and Gustavsen. So there’s been a major shift in the Board that occurred last year during different times.

We currently have today a five member Board, two of which are now management as well, being Joe Bardswich and myself. Russ Lawrence, the President, resigned in July, and so it wasn’t until that time that really the Board took a much more active role in managing the company. Gustavsen, who’s been with the company a long time, resigned as CEO and is now President of our Antimony Division. Joe Bardswich is, as I mentioned, an existing Board member. He’s now Co-CEO, along with myself and of course, Rick, as I mentioned, joined as Senior VP and CFO. We also added a Controller, a gentleman by the name of Mike Usrey came on Board last year. We have a new Vice President and General Manager at Bear River, which is our Zeolite facility, up in Preston, Idaho. His name is Jeff Fink. And we also have a new Plant Superintendent at Bear River by the name of Nick O’Neill [Phonetic], who just started about a week to ten days ago. So lots of changes at the Board, at the management, and we think all of these changes are going to be for the benefit of our shareholders.

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I would like to take a minute now and talk about our financial performance for 2023. It wasn’t a pretty picture, but the changes we’ve made will have dramatic effects going forward. We released this on Friday of last week, and so with that I’ll turn it over to Rick Isaak who will give us a presentation. Rick.

Rick Isaak - SVP & Chief Financial Officer, United States Antimony Corporation

Thanks, Gary. As Gary described, we made some changes to our company that we believe improve it. Let me first talk about three of these changes before I get to the financials. On March 11, 2024, we shut down take our Mexico operations, which was primarily our Madero and Puerto Blanco plants. After this shutdown, we terminated the majority of the employees, which cost about $40,000. The remaining 14 employees in Mexico are helping to close the operations, securing the buildings, closing the books and performing other administrative functions. Once these functions are complete, we’ll have some additional terminations. Some of the factors that led to our decision to close our Mexico operations include the following. While our Mexico operations did contribute to our antimony sales, their contribution was under 15% in 2023. In addition, we’re finding new sources of antimony ore for our Montana processing plant. Finally, these operations in Mexico have been a drain on cash since inception of over $50 million.

All right, second item. During 2023, we made additional investments of about 1.3 million to improve our machinery, equipment and plant at our Bear River Zeolite facility in Idaho. This includes a new cone for our cone crusher; several salt sheds to store and keep or dry before processing, which is especially important during winter; several warehouses to store finished product for quicker customer shipments; many building improvements like better lighting, heating, conveyors; and improvements to our shop where we perform repairs and maintenance on our vehicles.

Third, as Gary mentioned, we added personnel to our staff, our management team and our Board of Directors that we believed will help improve our company going forward. Our personnel are our most valued asset and we have changed the focus of our personnel and our company to thoroughly analyze initiatives and move forward with initiatives that create shareholder value. These are just some of the changes we made to improve our company and more will follow in the future.

Switching to the financials let’s first review our cash flow during 2023. Cash and cash equivalents and restricted cash decreased 7.2 million during 2023, 4.1 million of this decrease was due to cash drain from our Mexico operations, which relates primarily to operational losses of 5.9 million and inventory purchases of 1.8 million, partially offset by 3.6 million of non-cash charges, which related primarily to inventory write downs, fat receivable reserves and depreciation and accretion expenses. These are the operations we shut down on March 11, 2024. Also, 1.1 million of the 7.2 million cash decrease was due to payments we made on liabilities that had been accumulating from prior years. The majority of this 1.1 million relates to a dividend paid to our Series D preferred stockholders. This preferred stock has been converted to common stock and this dividend has been eliminated going forward. Finally, 1.5 million of this 7.2 million cash decrease related to CapEx spending. The majority of this spending was made to improve our machinery, equipment and plant at our Bear River Zeolite facility in Idaho, as I mentioned earlier. Overall, we eliminated much of the drain on cash from 2023 and our cash position remains strong in the first quarter of 2024.

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Next, let’s take a look at the income statement. Sales decreased 21% in 2023 compared to 2022, 44% of the sales decrease was due to the decrease in the sales price of our antimony sales in 2023 versus 2022, which was primarily due to the decrease of the antimony market price. Obviously, we don’t control the antimony market price, but we do try to manage our costs in relation to it. The other 56% of the sales decrease was due to volume decreases, which was primarily due to the decrease in the tons of Zeolite sold. Our Bear River Zeolite plant had significant downtime in 2023, about 18 weeks, which caused lower sales in 2023. As I mentioned, we made investments in 2023 to strengthen our mining and processing of Zeolite and prevent downtime, and we will continue to do this going forward.

Gross profit decreased as well in 2023 compared to 2022. Obviously, the sales decline impacted our gross profit adversely in 2023. Also, our Mexico operations experienced higher processing costs in 2023, as they continue to process ore with a low percentage of contained antimony. This issue was eliminated with the shutdown of our Mexico operations. They also reserved for some VAT receivables in 2023. These higher processing costs and reserves decreased gross profit. In addition, our Bear River Zeolite plant incurred more inefficient maintenance and labor costs in 2023 with the increased production time, which lowered gross profit. Our antimony plant in Montana had lower gross margin on sales of purchased antimony trioxide, which also lowered gross profit in 2023 versus 2022.

That’s it for now on the financials. I’ll pass it back to you, Gary.

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Thank you, Rick. One point I’d like to make for our shareholders is that Zeolite revenues up at BRZ in 2023 were $2,462,000. That was $689,000 lower than 2022. However, as Rick just mentioned, we had 18 weeks, that’s over four months of downtime. That was due to past practices of management where BRZ was basically put together with bailing wire and band aids and we have been fixing those problems. Had we not had those 18 weeks of downtime, revenues at BRZ would have exceeded 2022, which was a record at 3.151 million. So we feel confident that 2024, we won’t have this kind of 18 week downtime that we suffered last year.

As I mentioned, we have two new highly experienced people running BRZ and they’re making changes weekly. We get weekly reports of all the changes we make and we look at the capital that’s needed to make those changes. Our goal is to double or triple production at BRZ and we think that is very achievable over the next twelve to 18 months. We have the customers. We have the demand. We, fortunately, during that downtime, did not lose any customers. We were able to maintain them and you ask, well, how did you do that? It’s because the quality of the reserves at Bear River are significant above our competition. And those customers waited till we got our problems fixed and we have been burning down that backlog of customer demand where we’re getting very much caught up.

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As Rick mentioned, we made some decisions over the last year to also improve our warehousing and storage capabilities so that we would have inventory and we’re trying to even expand that further so that when and if we do have downtime, we are able to continue to deliver product.

So let me kind of, let’s look -- I’m a guy that likes to look forward, not backwards, so let’s talk about our objectives from this day going forward. I have five main objectives. Number one, we wish to eliminate any cash burn and generate positive cash flow. As Rick said, we made that decision in March. We -- actually, the decision was made, so everybody knows, back in November and December. It just took that long to go through the proper channels with the Mexican government, the labor unions, all the things we have to deal with to shut down. It’s not like the United States. There are laws in Mexico that very much protect the employee and so we had to go through a lot of paper writing and negotiations with different departments to get to position where we could actually lay people off. And as Rick said, there’s another layoff coming, as we get ourselves ready.

What are we going to do with the Mexican assets? I have been interviewing, I think, three firms now in Mexico that would help us sell those assets. We’re already receiving inquiries from international companies about the possible purchase of some or all of our Mexican assets. Ideally, we’d like to sell the corporate entities, and we’re hopeful that we will have some surprises there in the latter part of the year. We want to take a very concerted effort and market it properly to interested buyers. So, as I said, eliminate cash burn and generate positive cash flow. We are there. We have accomplished that goal and I think, going forward, you’ll see much better results than what we were able to show in 2023.

Number two, protect that existing cash balance that we have. And as you’ll see when we report our first quarter numbers, we’re doing a good job of that. And that obviously goes hand in hand with eliminating cash burn. So protect that pot of gold as much as possible. Number three; increase production volumes at both Thompson Falls and Bear River. Those are our two primary producing assets, the antimony facility in Thompson Falls, and the Zeolite facility in Bear River. That’s going to take some capital. We’re close. We’re monitoring how and when we spend that capital prudently. We want to see -- if we spend 200,000, we want to see increased production. We don’t just want to be spending capital without seeing resulting production increases. Unfortunately, because of the way these assets were managed in the past, it’s taking more money than we anticipated because they were not properly managed. We will be giving you more information about how we plan to spend capital there in future calls.

So, with that being said, I want to turn the call over to Joe before I come back and complete my objective session and let Joe speak even further about the changes that we’ve made at Bear River and some of our plans for 2024. Having 18 weeks or over four months of downtime is not acceptable to anybody. And again, we think we have resolved that and we have great new management that is highly experienced in this area. So, Joe.

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Joe Bardswich - Board Member and Co-CEO, United States Antimony Corporation

Thank you. As Gary mentioned, everybody knows the plant was sort of built out of scrap, and the unreliability of it is evidence in the financial reports, et cetera. One of the major purchases we made was to buy a new cone crusher. Unfortunately, that cone crusher also came with a lot of downtime. Part of that was due to a problem that the base that it was placed on was not properly engineered, was not properly constructed that there was the vibration from the cone was so great that the operators took it upon themselves to never run that cone at faster than half speed. Not only are you getting half the production through it, but you’re recycling an additional load through there, which means you’re much less than half of the capacity.

We had a dust problem in December. We had a shutdown order from MSHA. In January, we brought in an independent team to inspect and get that dust order lifted and make what other recommendations that they could. Six out of the six dust collectors were inoperable at that time. Presently, all six are operating. We’re still short of enough dust collection capacity to satisfy our objective of making it a dust free operation, and we’re working towards designing new additions on that end. Even though the dust collectors are all working, the ductwork that are associated with the draw of the dusty air into the dust collectors all have to be rebuilt and we’re in the process of doing that.

At cone base we got professional engineers to design a new base that’s going to be put in before the end of the month. During that downtime with that cone, we’ve arranged to bring in a portable impactor that has taken the material from six inch down to the one inch miners [Phonetic] that we can feed into the rest of the plant, thereby not suffering from the downside of the cone.

The jaw crusher was operational but the plates on it were worn so bad that you ended up with a concave plates. So the machine just wasn’t doing the job it should have been. Those have been replaced and are operational now.

One of the next main objectives is to optimize the screening to reduce the dust and increase production. These screens were old, were used when they were purchased. They’ve been welded. You’ve lost the metallurgical properties that you should have in the screen. So that’s going to be another step to do on that. We also intend on mechanizing some of the packaging plant to reduce costs and increase production at that point.

At the mine we have the best deposit in the country, in my opinion. We plan on doing a drill program to provide a resource and reserve figures to release probably by the third quarter. And in conjunction with that, we’ll have a mine plan and a mine reclamation plan that will ensure increased efficiencies and lower reclamation costs.

That’s it for me, Gary.

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Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Thank you, Joe. As Joe said, we know from our own review of other Zeolite properties around the country and deposits that over the last six months that we own the highest quality Zeolite resource in North America. I mean, there’s just no doubt, and our customers tell us that all the time as well. So my fourth item, which Joe stole my thunder a little bit, is our first mine reserve report. This company has never had any kind of reserve reports on its resources. As an oil and gas guy for close to 40 years, I mean, I can’t imagine how you run a company without knowing what your resources are. So there will be some drill tests done with the idea of having a reserve report by year end 2024. It will be just the beginning because I think that report will be able to be expanded upon as years go by.

So my fifth item is to grow this business externally via acquisitions and leasing of new properties. I personally spend the greatest majority of my time on this endeavor. We hope to have some very interesting and notable transactions to tell everybody about sometime this year. We are actively evaluating and leasing properties in two new areas, and for obvious confidentiality reasons, we’re not at liberty to discuss these areas yet. But they do include both antimony and zeolite reserves in regions the company has never been before, but nothing is international, everything is domestic.

My sixth item, I guess I had six instead of five, is continuing to lobby Washington DC. These are senators, congressmen, governors, and various governmental agencies. I’ve spent three days in Washington just several months ago working with lobbyists to get ourselves introduced. I was absolutely astounded that nobody that I met with, and I was probably 20 different people had any idea who we were and what we do. This was shocking to me as being the only antimony processing facility in North America. The congressman there from Montana, honorable Ryan Zinke, who lives just up the road from Thompson Falls, was blown away that we had the only US antimony processing facility and it was located right by him. He’s planning to visit our site this summer.

So, as most of you know, antimony is on the US critical minerals list and we have submitted this year two formal applications for grants with governmental agencies. The first one was denied and the other is still pending. Both of these were in conjunction in partnering with other mining companies. We hope to be able to report our expanded efforts in this area later this year. These new efforts will likely -- we’ll be seeking grants just for our own account rather than partnering with other companies.

So, to summarize before we go into Q&A, US Antimony is truly a new company. From the Board member shake up and new additions, as well as the management team changes, we are focused on growing this business and enterprise both in zeolite and antimony production. We’re very active in the M&A arena, as well as the new mineral property front. We presently have five separate transactions underway in four different states. We’re also working the government grant side as well as the low interest rate lending opportunities that are available for our business that exist in Washington. We’ve stopped the cash bleed that has always existed from our southern border. These assets, as I said earlier, will be marketed this year in a professional and orderly fashion with the objective of receiving as much money as possible for these assets. We will be generating cash going forward rather than burning it. That’s a major change for this company. We’re involved in two types of mineral assets and deposits that are in high demand, being antimony and zeolite, from not only our customers, but also the US government. We plan to be a much bigger part of that future supply going forward.

So with that operator, I’d like to open up the session for our listeners to ask questions to management.

Operator

Absolutely. Thank you. The question and answer session is now open. Our first question is, with what management has learned with your recent lobbying efforts in Washington DC concerning government grants and loans on strategic metals and materials, has the company changed any of its thinking or game plan with respect to this area?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Good question and the answer is yes. Through those discussions I had for three days in Washington, I learned really what were the hot buttons for receiving those grants and we have tailored our activities to be able to meet those hot buttons. So the answer is yes.

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Operator

Thank you. The next question is, when do you expect BRZ to be fully operational with these improvements? Thanks.

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

BRZ is fully operational today. I believe, based on reports I see we’re producing more zeolite than we maybe have ever before. Our new managers up there, who both have moved to the area, so they’re not absentee management, they are on site every day; keep us informed and recognize that we’re riding herd on them, that we expect to see significant changes. We are seeing those changes. It’s been a long time coming. Our downtime recently has been basically zero and then when we do have downtime, we typically make it back up very quickly. So we are running like a fine tuned machine up there, but as we’ve said earlier, there are additional capital expenditures that need to be made, and we’re taking those a bit at a time. We’re actually having an engineering firm do some more work for us to give us some other ideas, we might have to put a new line in, but we know that the opportunity for greater sales there exists, and it only is not happening because we haven’t got those production volumes to the level that will allow a doubling or tripling of production.

Operator

Thank you. The next question is, with respect to zeolite, it seems that buyers of the raw product create the various uses of zeolite. We seem to have no product development or marketing. The middleman makes the great margin, not UAMY. Has the company identified this as an issue? And if so, are there any plans to rectify?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Another good question, and the answer is yes. We do recognize that sometimes the middlemen end up making a better margin than we do. In conjunction with some of our other M&A efforts, which we hope to be able to announce in a not too distant future, we will be making some significant changes there. That include the hiring of highly seasoned salespeople. We have never had a salesperson, other than when the phone rings, answering it, and taking on an order. We’ve never gone out and marketed. And by reviewing other zeolite companies that we’ve done over the past year, we’ve learned a lot about who our competition is and what they’re receiving for the sale of their product. So unquestionably, there’s an opportunity to garner and capture some of that middleman spread and we have some thoughts and plans there as well.

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Operator

Okay. The next question is, previously samples had been sent to DoD and approved. What happened there?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Joe, you’re probably better suited to answer that than me.

Joe Bardswich - Board Member and Co-CEO, United States Antimony Corporation

So we ended up as being the only North American supplier of antimony trisulfide to the US Department of Defense. Unfortunately, our source was in Mexico and we’re actively seeking other sources so that we could resume those shipments. We do have the technology, probably the best in the country, or at least in my opinion, it’s the best in the country, to produce antimony products and the question is, we need a source of -- a reliable source of material so we could fulfill the market. Thank you.

Operator

Why don’t we hold and if there are additional questions, if you can submit those, we’ll give you a minute or two. Okay, we have one question. In the meantime, while people submit their questions, the question is, are you still in conversation with Perpetua?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

So, Perpetua is a unique animal. I’m going to speak to it a little bit, and I’ll let Joe jump in as well. As you know, and as we’ve all witnessed, Perpetua has been very fortunate to receive grants. They just actually even announced a large loan. I don’t think it’s been approved, but it’s something that they’re working on, very large loan from one of the departments in the Department of Energy or Department of Defense. In our belief, Perpetua is still a number of years away from having something they can sell, and that’s what’s given us kind of a kick to find new resources of antimony in order that we can fill that void and, we believe, can be a cheaper supply. So Perpetua has done a phenomenal job on the grant side, but as we know, when we read through everything, they are many years away from actually selling product. They have wanted to do some things with us, but we have kept our gloves close to our vest. And I think there will be some opportunities with Perpetua, but I think they’re down the road.

Joe, do you have anything to add?

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Joe Bardswich - Board Member and Co-CEO, United States Antimony Corporation

Looking at the EIS statement from Perpetua, even after they get their permit, they have a full 24 months build out before they become operational. And then the operation is going to be the antimony that a byproduct of the gold production, so the emphasis will be on the best gold area, so it’ll be a buildup before they hit maximum antimony production from that source. One of the things we’re trying to do, as we look for other sources, is looking at patented property and here in Arizona and in other states, there’s a lot of state-owned land, if we can bypass that federal permitting, that is required, which is holding up Perpetua, you really get a jump start on things. If you have to go through the federal permitting, it can take a long time, as is witnessed by resolution copper here in Arizona and by Perpetua, that’s another example.

Gary C. Evans – Chairman  and Co-CEO, United States Antimony Corporation

As Joe mentioned, our leasing activities are catered around state lands, not federal.

Operator

Okay, the next question is, has the company identified a domestic new source of antimony?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Yes, we sort of answered that. We haven’t leasing it. We’re trying to lease it right now, so, yes, we have.

Operator

Okay, the next question is, any update on Ambri?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Joe, you want to respond to that?

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Joe Bardswich - Board Member and Co-CEO, United States Antimony Corporation

We remain in a situation where John Gustavsen is sort of a fair haired boy when it comes to supplying high quality antimony to Ambri. Ambri, in my opinion, is behind on their schedule, and I am unspeculating when I say that. I had expected faster build out from the lab and the prototype to actual production, so I’m speaking as an individual rather than as an Ambri representative when I say that.

Rick Isaak - SVP& Chief Financial Officer, United States Antimony Corporation

Yeah. And we continue to sell product to Ambri, just not a tremendous amount.

Joe Bardswich - Board Member and Co-CEO, United States Antimony Corporation

The important thing to Ambri is the quality of the antimony, the lack of impurities, et cetera. And again, our operation in Thompson Falls, and in particular, John Gustavsen, we do make the cleanest antimony anywhere.

Operator

Okay, the next question is, in July 2023, you talked about attracting institutional investors. What progress can we report?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Okay, I have probably spoken with seven or eight investment banking firms. These are firms that I had dealt with in the oil and gas arena. And the biggest problem we have is size and stock price. So, we’re deemed a micro-cap company even though we’re listed on the New York Stock Exchange and we are just not attractive enough to the big mining banks like Bank of Montreal, Canaccord and others. Those banks also don’t deal in antimony and zeolite because their customers or their clients are dealing in gold, silver, copper, et cetera. So we’ve had to lower our view and looking for more middle market firms, and we are actively having those discussions. We have wanted to achieve some of the things that I’ve announced that are in our plan for 2024 before we make a concerted effort. I mean, I need -- we need more meat on the bone, and that’s what we’re trying to do. And so I also have a gentleman that worked with me for over 15 years marketing my prior companies that is on standby to start once we have one or two of these announcements I’ve mentioned where we can actually say they’re done. So answer your question is yes, we’ve got to get more exposure, but we need more meat on the bone in order to entice the investment banking community and the equity research community to be interested in us.

Operator

Okay, the next question is, what excites you most for the future?

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Well, I’ve only been on this Board a little over a year and a couple months. And when I first came on Board, it was a pretty dark tunnel. Today I see a bright light at the end of that tunnel. And I think the combination of the Board changes, the management changes, all the things we’re doing operationally, whether it be improving BRZ or getting rid of Mexico, and now doing something that really adds value, being M&A, being leasing new properties, new areas. We have some extremely talented people on this Board, and I’m excluding myself out of that. And I believe that the route we’re on is a route that our shareholders are going to be very, very happy with and we have -- I would personally be buying stock if I were allowed to. I can’t because of insider information. We’ve all restricted because of all of our activities. So I think that we’ve made lots of changes in a very short period of time and there are many more changes coming. I wish I could talk about them, but we can’t yet. And so just understand that all of us involved have one common goal. There’s no bickering, there’s no arguing, there’s no dissentment like there was in the past. We’re all working on the same team, and we’re trying to build a company that all of our shareholders can be very proud of and, obviously, that means that we’ve got to get the stock at a level that we all deem is appropriate, and that’s what we’re trying to do.

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Rick Isaak - SVP & Chief Financial Officer, United States Antimony Corporation

Gary, echo your thoughts. I’d even add to that that I think the excitement is the team that you and others have assembled, I think everyone open to new ideas, new thoughts, and also still focused on doing the right thing, having the right initiatives, creating shareholder value. All those goals, those tentacles to the solution kind of get the excitement going. And I think, as you’ve said, we’ll continue to implement good changes. There’s never one solution. We’re open-minded and go at it each day, each week to try to make a difference.

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Yeah. To summarize that one step further, Rick; this company has two minerals that it deals with being antimony and zeolite that are truly unique and are truly in high demand. So it’s incumbent upon us to figure out how to meet that demand. It’d be one thing if we were producing a product that nobody wanted it was cheap. The prices of both these products continue to go up. We actually implemented a 10% increase on zeolite back in late 2023, and we know from our review of other companies how well positioned we are and how we can expand that customer base and we have plans to accomplish that this year. So I think as we sit here on April 17 versus December 31, 2024, I think we’ll look a whole lot different.

Operator

Gary, I think that’s it for the questions.

Gary C. Evans – Chairman and Co-CEO, United States Antimony Corporation

Okay. So I would like to thank all of you for your time, your unwavering support. It’s our turn to make you happy, shareholders. That’s our goal. Thank you.

Operator

Thank you. This concludes today’s conference, and you may disconnect your lines at this time. Thank you for your participation.

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